Exhibit 4.2

AMENDMENT NO. 1 TO SENIOR SECURED NOTE

This AMENDMENT NO. 1 TO SENIOR SECURED NOTE, dated as of March 9, 2023 (this “Amendment”), is entered into by and among Agrify Corporation, a Nevada corporation (the “Company”) and High Trail Special Situations LLC, a Delaware limited liability company (“Holder”).

RECITALS

WHEREAS, pursuant to the terms of the Securities Exchange Agreement by and between the Company and Holder, dated as of August 18, 2022, the Company (a) partially prepaid and exchanged the remaining balance of the senior secured promissory note originally issued to the Holder in March 2022 with an aggregate original principal amount of $65.0 million (the “Original Note”) for (i) a new senior secured note (the “Exchange Note”) with an aggregate original principal amount of $35.0 million and (ii) a new warrant to purchase 1,422,765 shares of common stock, and (b) exchanged the warrant to purchase 688,111 shares of common stock issued in connection with the Original Note for a new warrant for the same number of underlying shares but with a reduced exercise price;

WHEREAS, in connection with this Amendment, the Company and the Holder are entering into a Securities Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which the Company and Holder have agreed that, in exchange for and in satisfaction of the full repayment of $10.0 million of outstanding principal amount on the Exchange Note, the Company shall issue to the Holder a new senior secured convertible note in an aggregate principal amount of $10.0 million, in substantially the form attached hereto as Exhibit A (the “New Convertible Note”), in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); WHEREAS, pursuant to Section 18 of the Exchange Note, the provisions of the Exchange Note may only be amended by written consent of the Company and Holder (which constitutes the Required Holders pursuant to the Exchange Note); and

WHEREAS, the Company and Holder desire to modify certain of the terms of the Exchange Note as further set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and Holder agree as follows:

SECTION 1 DEFINED TERMS AND SECTIONS

Capitalized terms set forth herein shall, unless otherwise expressly provided, have the meanings when used herein as set forth in the Exchange Note. Section references used herein shall, unless otherwise expressly provided, be deemed to be references to Sections of the Exchange Note.

SECTION 2 AMENDMENTS

2.1. The definition of “Cash Sweep Amount” in Section 1 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

““Cash Sweep Amount” means an amount equal to (i) with respect to any ATM Issuance, thirty percent (30%) of the net proceeds from such ATM Issuance, and (ii) with respect to any Equity Issuance that is not an ATM Issuance, twenty percent (20%) of the net proceeds from such Equity Issuance.”

2.2. The definition of “Compliance Certification” in Section 1 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

““Compliance Certification” means each certification delivered pursuant to Section 9(G) or Section 9(K)(ii).”

2.3. The definitions of “Optional Holder Redemption Date” and “Optional Holder Redemption Notice” in Section 1 of the Exchange Note shall be deleted in their entirety and replaced with the following in lieu thereof:

““Optional Holder Redemption Date” has the meaning set forth in Section 8(B)(ii).

“Optional Holder Redemption Notice” has the meaning set forth in Section 8(B)(ii).”

2.4. The definition of “Permitted Acquisition” in Section 1 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

““Permitted Acquisition” means any transaction or series of related transactions consummated by the Company or one of its Subsidiaries for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock or equity interests of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person, in each case for which (i) the Holder provided prior written consent for such transaction or series of related transactions, provided that the purchase price or consideration in respect of such transaction or series of related transactions at any time shall not exceed an amount equal to the aggregate purchase price of the Purchased Securities (as defined in the Securities Purchase Agreement) outstanding at such time; or (ii) the consideration remitted by the Company or its applicable Subsidiary in connection with such transaction or series of related transactions is solely in the form of Equity Interests of the Company, provided that, in each case, no Default or Event of Default shall then exist or would exist after giving effect to any of the foregoing.”

2.5. The definition of “Permitted Turnkey Investment” in Section 1 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

““Permitted Turnkey Investment” shall mean any Investments in any customers using the Company’s Total Turnkey Solution not to exceed in the aggregate twelve million dollars ($12,000,000).”

2.6. The definition of “Transaction Documents” in Section 1 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

““Transaction Documents” shall mean the documents included in the definitions of “Transaction Documents” under the Securities Exchange Agreement and the New Securities Exchange Agreement.”

2.7. The following definitions of “First Optional Holder Redemption Date”, “New Securities Exchange Agreement” and “Second Optional Holder Redemption Date” shall be added to Section 1 of the Exchange Note:

““First Optional Holder Redemption Date” shall mean August 19, 2023.

“New Securities Exchange Agreement” shall mean that certain Securities Exchange Agreement, dated as of March 8, 2023, by and among the Company and each of the investors listed on the Schedule of Holders attached thereto.”

“Second Optional Holder Redemption Date” shall mean August 19, 2024.”

2.8. The reference to “Section 8(B)” in Section 4(B) of the Exchange Note shall be amended to “Section 8(B)(i)”.

2.9. Section 4(E)(iv) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(iv) The Holder shall have the right to require the Company, exercisable by delivery of written notice to the Company of exercise of such right (a “Cash Sweep Notice”) in connection with any particular Equity Issuance, to pay to the Holder in cash within two (2) Business Days following the delivery of such Cash Sweep Notice, an amount not exceeding the Cash Sweep Amount arising from such Equity Issuance less any Cash Sweep Amount paid to the Holder by the Company in connection with such Equity Issuance pursuant to any other note outstanding and issued by the Company to the Holder pursuant to the Transaction Documents.”

2.10. Section 8 of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

(A) Company Redemption Election. Provided that an Optional Holder Redemption Notice has not been delivered pursuant to Section 8(B)(i), the Company may redeem all (or a portion thereof not less than one million dollars ($1,000,000)) of the then outstanding Principal Amount on any date by paying on the Company Redemption Date (as defined below) a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide irrevocable written notice thereof (a “Company Redemption Notice”) certifying that no Default has occurred or is continuing as of the date of such notice and that no Event of Default has occurred as of the date of such notice that has not been waived and setting forth the date upon which such redemption shall occur (the “Company Redemption Date”) at least ten (10) days prior to the Company Redemption Date and the Company must have, on or prior to 9:00 am, New York City time, on such notice delivery date, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise; provided, however, that this Section 8(A) will cease to have any force and effect if a Default has occurred and is continuing or an Event of Default has occurred and has not been waived by the Required Holders. If this Note is to be redeemed in full pursuant to this Section 8(A), then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding.

(B) Holder Redemption Election.

(i) Subject to the below, the Holder may elect to require the Company to redeem all or any portion of this Note at par in an amount equal to the Optional Holder Redemption Amount on the First Optional Holder Redemption Date and/or the Second Optional Holder Redemption Date by delivering to the Company a written notice of any such election, including the Principal Amount to be redeemed (an “Optional Holder Redemption Notice”), on or before the First Optional Holder Redemption Date or the Second Optional Holder Redemption Date, as applicable. Following the delivery of any Optional Holder Redemption Notice, the Company shall pay the Holder the Optional Holder Redemption Amount by wire transfer of immediately available funds on the First Optional Holder Redemption Date or the Second Optional Holder Redemption Date, as applicable (the date on which the Optional Holder Redemption Amount is received by the Holder is referred to herein as the “Optional Holder Redemption Date”). Notwithstanding the foregoing, if the Company has consummated one or more Equity Issuances resulting in aggregate gross unrestricted, unencumbered cash proceeds equal to or exceeding eight million dollars ($8,000,000) during the period beginning on March 9, 2023 and ending on the immediately preceding Business Day prior to the First Optional Holder Redemption Date, the Holder may no longer require the Company to redeem all or any portion of this Note pursuant to this Section 8(B)(i) on the First Optional Holder Redemption Date, irrespective of whether or not the Holder has delivered an Optional Holder Redemption Notice; provided, that for avoidance of doubt, the foregoing sentence shall not impact the Holder’s right to require the Company to redeem all or any portion of this Note pursuant to this Section 8(B)(i) on the Second Optional Holder Redemption Date; and provided, further, that for the purposes of this Section 8(B), the Holder’s right to receive any Cash Sweep Payment pursuant to this Note or any other note outstanding and issued by the Company to the Holder pursuant to the Transaction Documents shall not constitute a restriction or encumbrance. If this Note is to be redeemed in full pursuant to this Section 8(B)(i), then, from and after the Optional Holder Redemption Date, this Note will cease to be outstanding.

(ii) The Holder may elect to retire a Principal Amount in an amount up to ten million dollars ($10,000,000) in exchange for an Optional Exchange Note (as such term is defined in the New Securities Exchange Agreement) with a principal amount of an amount up to ten million dollars ($10,000,000) on August 19, 2023 in accordance with the New Securities Exchange Agreement by delivering a Holder Optional Exchange Notes Notice (as defined in the New Securities Exchange Agreement) to the Company.

2.11. Section 9(G) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate. Within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 9(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iii), Section 11(A)(ix), Section 11(A)(xi), Section 11(A)(xiv) or Section 11(A)(xv). On or prior to the first (1st) Business Day of each calendar month, the Company shall provide to the Holder a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of this Section 9(G) during the immediately preceding calendar month.” If the Company determines in its sole discretion that any such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to this Section 9(G) and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

2.12. Section 9(J) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(J) [Reserved.]”

2.13. Section 9(K) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(K) [Reserved]”

2.14. The following provision shall be added to the Exchange Note as Section 9(Z):

(Z) Retirement of Principal Amount. During the period beginning on March 9, 2023 and ending on December 31, 2023, the Company shall have retired the outstanding Principal Amount of this Note by an aggregate amount equal to or greater than three million dollars ($3,000,000), provided that, for the purposes of determining the Principal Amount retired in accordance with this Section 9(Z), (x) amounts paid to Holder under and/or Principal Amounts otherwise exchanged pursuant to the New Securities Exchange Agreement (including, for the avoidance of doubt, Principal Amounts retired in connection with Section 8(B)(ii)) and consideration in the form of cash or Equity Securities remitted to the Holder prior to March 9, 2023 shall not be taken into account, and (y) amounts paid to Holder as Cash Sweep Payments pursuant to this Note shall be taken into account.

2.15. Section 11(A)(iii) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(iii) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), a Cash Sweep Certification pursuant to Section 4(E), or a Compliance Certification pursuant to Section 9(G) or Section 9(K)(ii), and such default continues for three (3) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Cash Sweep Certification, Compliance Certification or Company Redemption Notice;”

2.16. Section 11(A)(viii) of the Exchange Note shall be deleted in its entirety and replaced with the following in lieu thereof:

“(viii) the Company fails to comply with any covenant set forth in Section 9(D), Section 9(E), Section 9(F), Section 9(G), Section 9(H), Section 9(J), Section 9(K), Section 9(L), Section 9(R), Section 9(W), Section 9(X), Section 9(Y) or Section 9(Z) of this Note.”

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) Each of this Amendment, the New Convertible Note, and the Exchange Note (as amended hereby), constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Exchange Agreement are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects), other than any such representation or warranty given as of a particular date in which case they are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such date.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT

(a) The Company shall have paid all reasonable and documented out-of-pocket expenses and costs of Holder (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for Holder) in connection with the preparation, negotiation, execution and approval of this Amendment.

(b) The Company shall have delivered to the Holder a Company Redemption Notice for a portion of the outstanding principal amount of the Existing Note equal to $10,535,473.64 and, in accordance with Section 8(A) of the Exchange Note, such amount shall have been redeemed by the Company on the Company Redemption Date with respect to such redemption at the Company Redemption Price.

(c) The Company shall, in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act, have issued to the Holder the New Convertible Note in exchange for and in satisfaction of the full repayment of a principal amount of $10.0 million on the Exchange Note.

(d) The Company and the Holder shall have executed the Exchange Agreement.

SECTION 5. MISCELLANEOUS

(a) Except as expressly modified herein, the Exchange Note shall remain in full force and effect with no further amendments, modifications or changes.

(b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) The Company and the Holder acknowledge and agree that the Exchange Note, as amended hereby, will continue to have, and the New Convertible Note will have, a holding period under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended, that will be deemed to have commenced as of March 23, 2022. The Company further acknowledges and agrees that it will neither assert nor maintain a contrary position with respect to the date of commencement of the holding period under Rule 144 with respect to the Exchange Note, as amended hereby or the New Convertible Note.

(d) No later than 9:15 a.m., New York time, on March 14, 2023, the Company shall file a Current Report on Form 8-K (the “Form 8-K”) disclosing all the material terms of the transactions contemplated by this Amendment. From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and Holder shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

(e) All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Exchange Note.

[SIGNATURE PAGE FOLLOWS]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

COMPANY:

AGRIFY CORPORATION

By:
Name:	Raymond Chang
Title:	Chief Executive Officer

HOLDER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By:
Name:	Eric Helenek
Title:	Authorized Signatory

[Signature Page to the Amendment No.1 to Senior Secured Note]

Exhibit A

Form of Senior Secured Convertible Note due 2025